Investor Relations Contact:                 At the Company:
Joe Hassett, SVP                     Paul I. Detwiler, III
Gregory FCA                         President and Chief Executive Officer
joeh@gregoryfca.com                     814-766-2211
610-228-2110

New Enterprise Stone & Lime Co., Inc. Files 10-Q and Announces 2017 Third Quarter Earnings Conference Call

New Enterprise, Pennsylvania, January 17, 2017 - New Enterprise Stone & Lime Co., Inc., a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider, announced that it has filed its 10-Q Quarterly Report for the third quarter ended November 30, 2016 with the Securities and Exchange Commission today, January 17, 2017. A conference call to review financial results and discuss market drivers will be held on Friday, February 3, 2017 at 9 a.m. ET. An audio webcast of the conference call may be accessed through a link on the Investor Relations page of the Company’s website at www.nesl.com.

About New Enterprise Stone & Lime Co., Inc.
New Enterprise Stone & Lime Co., Inc. is a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider. Our core businesses include: (i) construction materials (aggregate production (crushed stone and construction sand and gravel), hot mix asphalt production and ready mixed concrete production), (ii) heavy/highway construction (heavy construction, blacktop paving and other site preparation services) and (iii) traffic safety services and equipment. For more information, please visit the Company’s website at www.nesl.com.

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